   As filed with the Securities and Exchange Commission on June 6, 1996
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               FARAH INCORPORATED
             (Exact name of registrant as specified in its charter)
               TEXAS                                    74-1061146
    (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                 Identification No.)
                                8889 Gateway West
                              El Paso, Texas 79925
                    (Address of Principal Executive Offices)

                               FARAH INCORPORATED
                  1991 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)
        Russell G. Gibson                          With copies to:
    Executive Vice President and                     Daniel W. Rabun, Esq.
      Chief Financial Officer                          Baker & McKenzie
        Farah Incorporated                                Suite 4500
         8889 Gateway West                             2001 Ross Avenue
        El Paso, Texas 79925                          Dallas, Texas 75201
           (915) 593-4444
                    (Name, address, and telephone number,
                  including area code, of agent for service)

                         Calculation of Registration Fee

====================================================================================================================
                                                  Proposed Maximum        Proposed Maximum
Title of Securities to       Amount to be        Offering Price per       Maximum Aggregate       Amount of
     be Registered            Registered                Share               Offering Price     Registration Fee
======================== ====================== ====================== ====================== ======================
 Common Stock, no par
         value                  500,000               $8.25(1)<F1>        $4,125,000(1)<F1>        $1,423.00
======================== ====================== ====================== ====================== ======================

  <F1> (1) Estimated in  accordance  with  Rule  457(h)  and  457(c)  under  the
           Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of $8.25 per share, the average of the high and low prices on June 6, 1996, as reported by the New York Stock Exchange, Inc.

     THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8 FILED BY THE REGISTRANT WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1992 (REGISTRATION NO. 33-46661), ON APRIL 27, 1993 (REGISTRATION NO. 33-61736) AND ON MAY 4, 1994 (REGISTRATION NO. 33-53461), ARE HEREBY INCORPORATED BY REFERENCE.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on June 6, 1996.

                                        FARAH INCORPORATED


                                        /s/ Richard C. Allender
                                        RICHARD C. ALLENDER
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Allender his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statements has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

Signatures and Title                                     Date


/s/ RICHARD C. ALLENDER                              June 6, 1996
- --------------------------
RICHARD C. ALLENDER
President and Chief Executive
Officer and Chairman of the
Board of Directors
(Principal Executive Officer)


/s/ RUSSELL G. GIBSON                                June 6, 1996
- ------------------------------
RUSSELL G. GIBSON
Executive Vice President, Chief
Financial Officer, Treasurer and
Assistant Corporate Secretary
(Principal Financial Officer)

/s/ POLLY H. VAUGHN                                  June 6, 1996
- ----------------------------
POLLY H. VAUGHN
Vice President and Controller
(Principal Accounting Officer)


/s/ CLARK L. BULLOCK                                 June 6, 1996
- ----------------------------
CLARK L. BULLOCK
Director


/s/ CHRISTOPHER L. CARAMEROS                         June 6, 1996
- ----------------------------
CHRISTOPHER L. CARAMEROS
Director


/s/ SYLVAN LANDAU                                    June 6, 1996
SYLVAN LANDAU
Director


/s/ MICHAEL R. MITCHELL                              June 6, 1996
- ----------------------------
MICHAEL R. MITCHELL
Director


/s/ TIMOTHY B. PAGE                                  June 6, 1996
- -------------------------------
TIMOTHY B. PAGE
Director


/s/ CHARLES J. SMITH                                 June 6, 1996
- -------------------------------
CHARLES J. SMITH
Director

EXHIBIT INDEX





Exhibit

  5.1    Opinion of Baker & McKenzie

 23.1    Consent of Baker & McKenzie (included in Exhibit 5.1)

 23.2    Consent of Independent Public Accountants

 25      Power of Attorney (see signature pages)








































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